1 NewtekOne, Inc. Joins the Russell 3000® and Russell 2000® Indexes Boca Raton, FL, June 26, 2023 NewtekOne, Inc. (Nasdaq: NEWT), announced today that it has joined the broad-market Russell 3000 Index and the small-cap Russell 2000® Index following the conclusion of the Russell indexes annual reconstitution for 2023, effective upon today’s US market open. The annual Russell indexes reconstitution captured the 4,000 largest US stocks as of April 28, 2023 ranking them by total market capitalization. Membership in the US all-cap Russell 3000® Index, which remains in place for one year, means automatic inclusion in the large-cap Russell 1000 Index or small- cap Russell 2000 Index as well as the appropriate growth and value style indexes. FTSE Russell determines membership for its Russell indexes primarily by objective, market-capitalization rankings and style attributes. Barry Sloane, Chairman, President and Chief Executive Officer of NewtekOne, Inc. said, “We are pleased with our inclusion in both the Russell 3000 Index and the Russell 2000 Index; inclusion in these indexes can create broader exposure to a larger audience of potential institutional investors for NewtekOne. Our January 2023 transformation to a financial holding company from a business development company allows us to be eligible for inclusion in these indexes, and with today’s inclusion in these indexes we are looking forward to increased recognition by the institutional investment community and the potential for further diversification of our shareholder base. Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies, and, as such, we believe our inclusion can bolster our ability to communicate the NewtekOne story as a financial holding company that provides a wide range of business and financial solutions to small- and medium-sized business.” Approximately $12.1 trillion in assets are benchmarked against Russell’s US indexes. Russell indexes are part of FTSE Russell, a leading global index provider. For more information on the Russell 3000® Index and the Russell indexes reconstitution, go to the “Russell Reconstitution” section on the FTSE Russell website.

2 About NewtekOne, Inc. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries, provides a wide range of business and financial solutions under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB relationships across all 50 states to help them grow their sales, control their expenses and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions. Newtek®, NewtekOne®, Newtek Bank, National AssociationTM, Your Business Solutions Company® and One Solution for All Your Business Needs® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. These statements are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause NewtekOne's actual results to differ materially from those described in the forward-looking statements can be found in NewtekOne's Annual Report on Form 10-K for the year ended December 31, 2022, which has been filed with the Securities and Exchange Commission and are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings), and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Jayne Cavuoto Telephone: (212) 273-8179 / jcavuoto@newtekone.com